UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on December 15, 2010, to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Le Meridien San Francisco

Independent Auditors’ Report

Balance Sheets as of September 30, 2010 (unaudited), December 31, 2009 and 2008

Statements of Operations for the nine months ended September 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008

Statements of Net Assets for the nine months ended September 30, 2010 (unaudited) and for the years ended December 31, 2009 and 2008

Statements of Cash Flows for the nine months ended September 30, 2010 and 2009 (unaudited) and for the years ended December 31, 2009 and 2008

Notes to Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Ernst & Young LLP

Report of Independent Auditors

To the Owners of Le Meridien San Francisco

We have audited the accompanying balance sheets of Le Meridien San Francisco (the Hotel), as of December 31, 2009 and 2008, and the related statements of operations, net assets and cash flows for the years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

February 1, 2011

Le Meridien San Francisco

Balance Sheets

	September 30, 2010	December 31, 2009	December 31, 2008

	(Unaudited)
Assets
Real estate, net	$106,266,458	$109,274,809	$112,437,723
Cash and cash equivalents	2,580,572	2,005,025	2,678,498
Restricted cash	1,478,671	1,463,642	2,052,416
Accounts receivable	1,856,601	1,121,701	1,458,638
Inventory	152,123	177,289	189,254
Prepaid expense and other assets	532,598	500,129	604,163
Goodwill	13,185,941	13,185,941	13,185,941

Total assets	$126,052,964	$127,728,536	$132,606,633

Liabilities and net assets
Liabilities:
Accounts payable	$361,172	$526,536	$881,975
Accrued expenses and other liabilities	2,967,373	2,334,696	3,341,905
Mortgage loan payable	92,100,000	92,100,000	99,100,000

Total liabilities	95,428,545	94,961,232	103,323,880
Net assets	30,624,419	32,767,304	29,282,753

Total liabilities and net assets	$126,052,964	$127,728,536	$132,606,633

See accompanying notes.

Le Meridien San Francisco

Statements of Operations

	For the Nine-Month Period Ended		Year Ended
	September 30, 2010	September 30, 2009	December 31, 2009	December 31, 2008
	(Unaudited)	(Unaudited)
Departmental revenues:
Rooms	$16,784,576	$15,018,745	$20,504,331	$23,429,876
Food and beverage	3,982,768	3,488,391	5,134,056	6,948,918
Other	377,610	529,358	662,784	931,852

Total departmental revenues	21,144,954	19,036,494	26,301,171	31,310,646

Departmental expenses:
Rooms	4,838,864	4,554,931	6,149,858	6,449,320
Food and beverage	4,144,737	3,818,305	5,382,210	6,417,184
Other	287,257	271,357	365,944	388,245

Total departmental expenses	9,270,858	8,644,593	11,898,012	13,254,749

Operating expenses:
Administrative and general	1,506,038	1,473,798	1,962,525	2,218,155
Marketing and sales	1,954,888	1,751,437	2,435,334	2,588,289
Depreciation	3,201,455	3,199,490	4,246,231	4,184,081
Property operation and maintenance	875,895	846,684	1,150,653	1,158,749
Utilities	569,939	634,605	845,237	963,493
Management fee	634,349	571,095	789,035	946,863
Real estate and other property taxes	825,900	1,407,960	1,884,655	1,636,520
Amortization	59,361	111,451	136,202	247,715
Other fixed expense	114,942	48,945	62,756	408,750
Insurance	254,280	396,828	498,045	715,755

Total operating expenses	9,997,047	10,442,293	14,010,673	15,068,370

Other expenses:
Interest expense	1,647,106	1,787,725	2,333,985	4,872,897

	1,647,106	1,787,725	2,333,985	4,872,897

Net income (loss)	$229,943	$(1,838,117)	$(1,941,499)	$(1,885,370)

See accompanying notes.

Le Meridien San Francisco

Statements of Net Assets

Balance at January 1, 2008	$31,454,097
Contributions (distributions), net	(285,974)
Net loss	(1,885,370)

Balance at December 31, 2008	29,282,753
Contributions (distributions), net	5,426,050
Net loss	(1,941,499)

Balance at December 31, 2009	32,767,304
Contributions (distributions), net	(2,372,828)
Net lncome	229,943

Balance at September 30, 2010 (unaudited)	$30,624,419

See accompanying notes.

Le Meridien San Francisco

Statements of Cash Flows

	For the Nine-Month Period Ended		Year Ended
	September 30, 2010	September 30, 2009	December 31, 2009	December 31, 2008

	(Unaudited)	(Unaudited)
Operating activities
Net income (loss)	$229,943	$(1,838,117)	$(1,941,499)	$(1,885,370)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,201,455	3,199,490	4,246,231	4,184,081
Amortization of deferred financing costs	59,361	111,451	136,202	247,715
Changes in operating assets and liabilities:
Accounts receivable	(734,900)	208,650	336,937	238,141
Inventory	25,166	(14,444)	11,965	(88,539)
Prepaid expense and other assets	(70,830)	104,967	150,128	124,720
Accounts payable and accrued expenses	467,313	168,482	(1,362,648)	55,064

Net cash provided by operating activities	3,177,508	1,940,479	1,577,316	2,875,812

Investing activities
Building improvement costs and equipment purchases	(193,104)	(1,019,883)	(1,083,317)	(3,170,516)
Restricted cash	(15,029)	(146,248)	588,774	(799,395)

Net cash used in investing activities	(208,133)	(1,166,131)	(494,543)	(3,969,911)

Financing activities
Repayment of loans	–	(7,000,000)	(7,000,000)	–
Deferred financing costs and other	(21,000)	(122,732)	(182,296)	42
Capital contributions (distributions), net	(2,372,828)	6,602,847	5,426,050	(285,974)

Net cash used in financing activities	(2,393,828)	(519,885)	(1,756,246)	(285,932)

Net increase (decrease) in cash and cash equivalents	575,547	254,463	(673,473)	(1,380,031)
Cash and cash equivalents at beginning of period	2,005,025	2,678,498	2,678,498	4,058,529

Cash and cash equivalents at end of period	$2,580,572	$2,932,961	$2,005,025	$2,678,498

Supplemental cash flow information
Cash paid for interest, net	$1,652,044	$1,840,782	$2,381,524	$5,050,689

See accompanying notes.

Le Meridien San Francisco

Notes to Financial Statements

September 30, 2010 (unaudited) and December 31, 2009 and 2008

1. Organization

The financial statements of Le Meridien San Francisco (the Hotel), present the financial position, results from operations and cash flows of the Hotel’s operations. The Hotel is owned by HEI San Francisco LLC (the Owner). The Hotel is a luxury property with 360 guest rooms located in San Francisco’s financial district, situated on the Land that consists of approximately 0.36 acres at 333 Battery Street.

The Hotel is operated and managed by Merritt Hospitality, LLC, an affiliate of the Owner, through a management agreement dated May 9, 2006.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared for purposes of enabling Chesapeake Lodging Trust to comply with certain requirements of the Securities and Exchange Commission. The financial statements of the Hotel are prepared in conformity with U.S. generally accepted accounting principles (GAAP). The financial statements include the assets, liabilities and results of operations of the Hotel and not the accounts of the limited liability company that owns the Hotel.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Le Meridien San Francisco

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Real Estate

Real estate is stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years

Building	40
Building improvements	15
Furniture, fixtures and equipment	5–7

Maintenance, minor repairs and replacements are expensed when incurred.

The Hotel reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. No impairment loss has been identified or recorded in 2010, 2009 or 2008.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, cash held in financial institutions and other highly liquid investments with an initial maturity of three months or less when purchased. The cash balance may at times exceed federal depository insurance limits.

Restricted Cash

Restricted cash represents tax and insurance escrows and a property improvement plan reserve. This restricted cash balance is not available for use in the Hotel’s operations.

Goodwill

Goodwill represents the excess of acquisition considerations over the fair value of identifiable net assets acquired. Goodwill is tested for impairment on an annual basis or more frequently if

Le Meridien San Francisco

Notes to Financial Statements (continued)

events or circumstances indicate that goodwill might be impaired. In testing goodwill for

2. Summary of Significant Accounting Policies (continued)

impairment, management compares the fair value of goodwill with its carrying amount. If the carrying amount exceeds its fair value, an impairment loss would be recognized in an equal amount to that excess. For the period ended September 30, 2010 and for the years ended December 31, 2009 and 2008, management of the Hotel believes that goodwill is not impaired.

Revenue Recognition

Hotel income represents revenue derived from room, food, beverage and parking. Room revenue is recognized as room-stays occur. Food, beverage and parking revenue are recognized when services have been provided. Deposits received for future services are recorded within accrued expenses and other liabilities and are recognized as revenue when the services are provided. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The Hotel determined that no allowance for doubtful accounts was necessary as of September 30, 2010 (unaudited), December 31, 2009 and 2008.

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain financing and are amortized over the term of the related debt using the straight-line method, which approximates the effective-interest method. Amortization expense was $59,361 (unaudited) and $111,451 (unaudited) for the nine months ended September 30, 2010 and 2009, respectively, and $136,202 and $247,715 for the years ended December 31, 2009 and 2008, respectively. Accumulated amortization was $835,549 (unaudited) as of September 30, 2010, and $776,188 and $639,986 as of December 31, 2009 and 2008, respectively.

Income Taxes

The owner of the Hotel is a limited liability company (LLC) and under the existing provisions of the Internal Revenue Code, income and losses of the LLC flow through to the members of the LLC; accordingly, no provision for income taxes has been provided for in the accompanying financial statements of the Hotel.

Le Meridien San Francisco

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

As cash equivalents have maturities of less than three months, the carrying value of cash and cash equivalents approximates fair value. The fair values of the Hotel’s other financial instruments (including such items in the financial statement captions as accounts receivable, accounts payable and accrued expenses, and advance deposits) approximate their carrying values based on their nature and terms. Based upon management’s estimate of borrowing rates and loan terms currently available for variable rate financing, the fair value of the Hotel’s variable rate mortgage loans payable would approximate their carrying values as of September 30, 2010 and December 31, 2009 (see Note 4).

New Accounting Pronouncements

Effective July 1, 2009, the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC or Codification) is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The adoption of the FASB ASC does not impact the Hotel’s financial statements; however, the Hotel’s references to accounting literature within its notes to the combined financial statements reflect the Codification as of and for the years ended December 31, 2009 and 2008.

The Hotel adopted FAS No. 157 or ASC 820, on January 1, 2008, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption did not have a material impact on the combined financial statements.

The Hotel adopted FAS No. 141(R), or ASC 805, on January 1, 2009. This topic significantly changed how a reporting enterprise accounts for the acquisition of a business in fiscal years beginning after December 31, 2008. It applies to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which was the beginning of the 2009 fiscal year. The adoption of this topic did not have a material impact on the combined financial statements.

Le Meridien San Francisco

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The Hotel adopted FAS No. 160 or ASC 820-10-65-1, on January 1, 2009, which establishes new accounting and reporting standards for non-controlling interests, previously known as minority interests, in a subsidiary and for the deconsolidation of a subsidiary. This topic is applied prospectively for fiscal years and interim periods within those fiscal years, beginning with the current fiscal year, except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented. The adoption of this topic did not have a material impact on the financial statements.

3. Real Estate

Real estate as of September 30, 2010 (unaudited) and December 31, 2009 and 2008, is comprised of the following:

	September 30, 2010 (unaudited)	December 31, 2009	December 31, 2008

Land	$15,173,774	$15,173,774	$15,173,774
Building	95,646,513	95,521,909	94,954,161
Furniture, fixtures and equipment	13,277,501	13,209,001	12,694,525

Total real estate	124,097,788	123,904,684	122,822,460
Accumulated depreciation	(17,831,330)	(14,629,875)	(10,384,737)

Real estate, net	$106,266,458	$109,274,809	$112,437,723

Depreciation expense related to real estate totaled $3,201,455 (unaudited) and $3,199,490 (unaudited) for the nine months ended September 30, 2010 and 2009, respectively, and $4,246,231 and $4,184,081 for the years ended December 31, 2009 and 2008, respectively.

4. Loans Payable

As of September 30, 2010 (unaudited), December 31, 2009 and 2008, loans payable consist of an acquisition loan of $92,100,000 (unaudited), $92,100,000 and $99,100,000, respectively, bearing interest at a rate of 7.06% per annum for the initial month and thereafter LIBOR plus the spread, maturing on May 9, 2011. The acquisition loan is collateralized by the Hotel’s buildings, structures and other tangible property.

Le Meridien San Francisco

Notes to Financial Statements (continued)

5. Related Party Transactions

Effective May 9, 2006, the Hotel entered into a management agreement with Merritt Hospitality, LLC to operate and manage the Hotel. Certain members of the Owner of the Hotel are also members of Merritt Hospitality, LLC. Merritt Hospitality, LLC is paid a base management fee equal to 3% of the Hotel’s gross revenues. Merritt Hospitality, LLC is also entitled to receive reimbursement for certain costs and expenses as provided in the agreement. The financial statements reflect base management fees of $634,349 (unaudited) and $571,095 (unaudited) for the nine months ended September 30, 2010 and 2009, respectively, and $789,035 and $946,863 for the years ended December 31, 2009 and 2008, respectively.

Merritt Hospitality, LLC also has been engaged to manage certain renovation projects at the Hotel. In accordance with the terms of the management agreement, Merritt Hospitality, LLC receives project management fees equal to 4.5% of the project cost. Project management fees were $26,707 (unaudited) and $8,406 (unaudited) for the nine months ended September 30, 2010 and 2009, respectively, and $8,406 and $72,430 for the years ended December 31, 2009 and 2008, respectively.

6. Commitments and Contingencies

Litigation

The Hotel is subject to legal proceedings and claims that arise in the normal course of business. As of September 30, 2010, December 31, 2009 and 2008, management is not aware of any asserted or pending litigation or claims against the Hotel that it expects to have a material adverse effect on the Hotel’s financial condition, results of operations or liquidity.

7. Subsequent Events

On December 7, 2010, the Owner entered into a purchase agreement with Chesapeake Lodging Trust for the sale of the Hotel for $143,000,000. The sale closed on December 15, 2010.

The Hotel evaluated subsequent events through February 1, 2011, for inclusion in the financial statements.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Company”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Company completed its initial public offering (“IPO”). In conjunction with the IPO, the Company sold additional common shares through private placements and through the exercise of the underwriters’ over-allotment option. The total net proceeds (after deducting underwriting fees and offering costs) generated from the IPO, private placements, and exercise of the underwriters’ over-allotment option was approximately $169.4 million.

On March 18, 2010, the Company acquired its first hotel property, the 498-room Hyatt Regency Boston in Boston, Massachusetts for a purchase price of $112.0 million, plus customary pro-rated amounts and closing costs. The effective date of the Hyatt Regency Boston acquisition was March 1, 2010.

On June 1, 2010, the Company acquired the 188-room Hilton Checkers Los Angeles in Los Angeles, California for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs.

On July 30, 2010, the Company entered into a credit agreement to obtain a $115.0 million, two-year secured revolving credit facility with a syndicate of banks, on which date the Company also made an initial borrowing of $105.0 million. Borrowings under the revolving credit facility bear interest equal to LIBOR plus 3.75%, subject to a LIBOR floor of 2.00%.

Also on July 30, 2010, the Company acquired the 153-room Courtyard Anaheim at Disneyland Resort in Anaheim, California for a purchase price of $25.0 million, plus customary pro-rated amounts and closing costs, and the 430-room Boston Marriott Newton in Newton, Massachusetts for a purchase price of $77.25 million, plus customary pro-rated amounts and closing costs.

On October 13, 2010, the Company completed a secondary offering, which generated total net proceeds (after deducting underwriting fees and offering costs) of $140.4 million. The Company used $105.0 million of the net proceeds to repay the outstanding borrowing under the revolving credit facility.

On December 15, 2010, the Company acquired the 360-room Le Meridien San Francisco in San Francisco, California for a purchase price of $143.0 million, plus customary pro-rated amounts and closing costs. In connection with the acquisition, the Company entered into a loan agreement to obtain a $60.0 million one-year term loan secured by the hotel. Proceeds from the term loan along with a borrowing of $45.0 million under the revolving credit facility and remaining proceeds from the Company’s secondary offering were used to fund the acquisition of the Le Meridien San Francisco.

The unaudited pro forma balance sheet as of September 30, 2010 is based on the Company’s unaudited consolidated balance sheet as of September 30, 2010 and reflects the completion of the secondary offering, the acquisition of the Le Meridien San Francisco, and the completion of the related debt financing as if all transactions had occurred on September 30, 2010. The unaudited pro forma statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 reflect the completion of the IPO, private placements and secondary offering, the acquisitions of the Hyatt Regency Boston, Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton and Le Meridien San Francisco, and the completion of related debt financings as if all transactions had been completed at the beginning of the periods presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if the completion of these transactions had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which the Company believes are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s audited financial statements included in its registration statement on Form S-11(Reg. No. 333-169500).

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2010

(in thousands, except share data)

	Historical Chesapeake Lodging Trust	Secondary Offering (1)	Acquisition of Le Meridien San Francisco (2)	Pro Forma Chesapeake Lodging Trust
ASSETS
Property and equipment, net	$223,974	$-	$142,971	$366,945
Intangible asset, net	35,824	-	-	35,824
Cash and cash equivalents	13,543	35,411	(40,440)	8,514
Restricted cash	1,988	-	-	1,988
Accounts receivable, net	3,890	-	1,283	5,173
Prepaid expenses and other assets	1,845	-	450	2,295
Deferred financing costs	2,671	-	433	3,104

Total assets	$283,735	$35,411	$104,697	$423,843

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$105,000	$(105,000)	$105,000	$105,000
Accounts payable and accrued expenses	7,314	-	1,781	9,095
Dividends payable	1,862	-	-	1,862

Total liabilities	114,176	(105,000)	106,781	115,957

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	-	-	-	-
Common shares, $.01 par value; 400,000,000 shares authorized; 9,350,271 shares (actual) and 18,435,271 shares (pro forma) issued and outstanding	93	91	-	184
Additional paid-in capital	170,538	140,320	-	310,858
Cumulative dividends in excess of net income	(1,072)	-	(2,084)	(3,156)

Total shareholders’ equity	169,559	140,411	(2,084)	307,886

Total liabilities and shareholders’ equity	$283,735	$35,411	$104,697	$423,843

Footnotes:

(1)

Reflects the proceeds, net of underwriting fees and offering costs, from the Company’s secondary offering completed on October 13, 2010. The Company used $105,000 of the net proceeds to repay the outstanding borrowing under the Company’s revolving credit facility.

(2)

Reflects the purchase of the Le Meridien San Francisco as if it had occurred on September 30, 2010 for $142,980. The acquisition was funded by a borrowing under the Company’s revolving credit facility, proceeds, net of deferred financing costs, from a term loan obtained in conjunction with the acquisition, and remaining proceeds from the Company’s secondary offering. The pro forma adjustment reflects the following:

Cash paid of $37,923, net of hotel cash acquired of $57;

Cash paid of $433 for deferred financing costs in connection with obtaining the $60,000 term loan;

Cash paid of $2,084 for hotel acquisition costs;

Purchase of land, building, and furniture, fixtures and equipment of $142,971;

Purchase of net working capital of $9; and

Proceeds from borrowings under the revolving credit facility and term loan of $105,000.

Chesapeake Lodging Trust

Unaudited pro forma consolidated statement of operations

For the nine months ended September 30, 2010

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Acquisition of Hyatt Regency Boston (1)	Acquisition of Hilton Checkers Los Angeles (2)	Acquisition of Courtyard Anaheim at Disneyland Resort (3)	Acquisition of Boston Marriott Newton (4)	Acquisition of Le Meridien San Francisco (5)	Acquisition-related debt financings (6)	Pro forma adjustments		Pro forma Chesapeake Lodging Trust
REVENUE
Rooms	$24,165	$2,541	$4,021	$2,952	$8,046	$16,784	$-	$-		$58,509
Food and beverage	7,099	688	807	266	6,042	3,983	-	-		18,885
Other	1,164	106	456	186	468	378	-	-		2,758

Total revenue	32,428	3,335	5,284	3,404	14,556	21,145	-	-		80,152

EXPENSES
Hotel operating expenses:
Rooms	5,398	713	1,008	645	2,259	4,839	-	-		14,862
Food and beverage	5,082	709	841	210	3,709	4,145	-	-		14,696
Other direct	631	124	89	52	185	287	-	-		1,368
Indirect	10,471	1,928	1,921	1,078	5,651	6,737	-	-		27,786

Total hotel operating expenses	21,582	3,474	3,859	1,985	11,804	16,008	-	-		58,712
Depreciation and amortization	2,552	811	1,719	553	866	3,260	-	(1,079	)(7)	8,682
Intangible asset amortization	281	32	-	-	-	-	-	74	(8)	387
Corporate general and administrative:
Share-based compensation	1,260	-	-	-	-	-	-	72	(9)	1,332
Hotel property acquisition costs	1,448	-	-	-	-	-	-	2,142	(10)	3,590
Other	3,396	-	-	-	-	-	-	651	(11)	4,047

Total operating expenses	30,519	4,317	5,578	2,538	12,670	19,268	-	1,860		76,750

Operating income (loss)	1,909	(982)	(294)	866	1,886	1,877	-	(1,860)		3,402

Interest income	96	-	266	-	-	-	-	(266	)(12)	96
Interest expense	(1,332)	-	(372)	(845)	(746)	(1,647)	(4,985)	3,610	(13)	(6,317)
Gain on derivatives	-	-	-	420	-	-	-	(420	)(14)	-

Income (loss) before income taxes	673	(982)	(400)	441	1,140	230	(4,985)	1,064		(2,819)

Income tax benefit (expense)	125	-	-	-	-	-	-	(212	)(15)	(87)

Net income (loss)	$798	$(982)	$(400)	$441	$1,140	$230	$(4,985)	$852		$(2,906)

Net income (loss) available per share–basic and diluted:	$0.08									$(0.16)

Weighted-average number of common shares outstanding– basic and diluted:	9,089,302									18,183,998	(16)

Footnotes:

(1) Reflects the results of operations of the Hyatt Regency Boston prior to the effective date of the Company's acquisition of the hotel on March 1, 2010.

(2) Reflects the results of operations of the Hilton Checkers Los Angeles prior to the Company's acquisition of the hotel on June 1, 2010.

(3) Reflects the results of operations of the Courtyard Anaheim at Disneyland Resort prior to the Company's acquisition of the hotel on July 30, 2010.

(4) Reflects the results of operations of the Boston Marriott Newton prior to the Company's acquisition of the hotel on July 30, 2010.

(5) Reflects the results of operations of the Le Meridien San Francisco for the nine months ended September 30, 2010.

(6) Reflects the interest expense, including amortization of deferred financing costs, associated with the acquisition-related borrowings of $45 million under the Company's revolving credit facility and $60 million under the Company's term loan.

(7) Reflects adjustment to depreciation expense based on the Company's cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(8) Reflects adjustment to amortization of intangible asset expense based on the Company's cost basis in the acquired long-term air rights contract associated with the Hyatt Regency Boston and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.

(9) Reflects adjustment to record full nine months of share-based compensation expense for the Company's board of trustees and executives with management contracts as if the Company had commenced operations on January 1, 2010.

(10) Reflects adjustment to record transaction costs incurred to acquire the Le Meridien San Francisco and transaction costs incurred subsequent to September 30, 2010 to acquire the Company's first four hotels.

(11) Reflects adjustment to record full nine months of corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company as if the Company had commenced operations on January 1, 2010.

(12) Reflects removal of historical interest income associated with a note receivable not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles.

(13) Reflects removal of historical interest expense associated with debt not assumed in conjunction with the acquisitions of the Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton, and Le Meridien San Francisco.

(14) Reflects removal of historical gain on derivatives associated with an interest rate swap contract not assumed in conjunction with the acquisition of the Courtyard Anaheim at Disneyland Resort.

(15) Reflects adjustment to record pro forma income taxes related to the Company's taxable REIT subsidiary as if all acquisitions had occurred on January 1, 2010.

(16) Reflects number of common shares issued and outstanding as if the Company's IPO, private placements, and secondary offering transactions had occurred on January 1, 2010.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust (1)	Acquisition of Hyatt Regency Boston (2)	Acquisition of Hilton Checkers Los Angeles (3)	Acquisition of Courtyard Anaheim at Disneyland Resort (4)	Acquisition of Boston Marriott Newton (5)	Acquisition of Le Meridien San Francisco (6)	Acquisition-related debt financings (7)	Pro forma adjustments		Pro forma Chesapeake Lodging Trust
REVENUE
Rooms	$-	$24,120	$9,519	$4,624	$13,321	$20,504	$-	$-		$72,088
Food and beverage	-	8,193	1,742	455	10,852	5,134	-	-		26,376
Other	-	1,044	968	348	1,441	663	-	-		4,464

Total revenue	-	33,357	12,229	5,427	25,614	26,301	-	-		102,928

EXPENSES
Hotel operating expenses:
Rooms	-	6,153	2,481	1,061	3,695	6,150	-	-		19,540
Food and beverage	-	5,596	1,770	350	6,703	5,382	-	-		19,801
Other direct	-	637	218	95	545	366	-	-		1,861
Indirect	-	11,533	4,345	1,855	10,035	9,629	-	-		37,397

Total hotel operating expenses	-	23,919	8,814	3,361	20,978	21,527	-	-		78,599
Depreciation and amortization	-	4,409	4,003	1,104	2,845	4,382	-	(5,167	)(8)	11,576
Intangible asset amortization	-	197	-	-	-	-	-	322	(9)	519
Corporate general and administrative:
Share-based compensation	-	-	-	-	-	-	-	1,774	(10)	1,774
Hotel property acquisition costs	-	-	-	-	1,028	-	-	2,562	(11)	3,590
Other	-	-	-	-	-	-	-	5,396	(12)	5,396

Total operating expenses	-	28,525	12,817	4,465	24,851	25,909	-	4,887		101,454

Operating income (loss)	-	4,832	(588)	962	763	392	-	(4,887)		1,474

Interest income	-	4	659	-	-	-	-	(637	)(13)	26
Interest expense	-	-	(1,236)	(1,471)	(387)	(2,334)	(8,446)	5,428	(14)	(8,446)
Gain on hotel acquisition	-	-	-	-	10,900	-	-	(10,900	)(15)	-
Gain on derivatives	-	-	-	840	-	-	-	(840	)(16)	-

Income (loss) before income taxes	-	4,836	(1,165)	331	11,276	(1,942)	(8,446)	(11,836)		(6,946)

Income tax expense	-	-	-	-	-	-	-	(487	)(17)	(487)

Net income (loss)	$-	$4,836	$(1,165)	$331	$11,276	$(1,942)	$(8,446)	$(12,323)		$(7,433)

Net income (loss) available per share–basic and diluted:	$-									$(0.41)

Weighted-average number of common shares outstanding– basic and diluted:	100,000									18,183,647	(18)

Footnotes:

(1)	The company had no operations for the year ended December 31, 2009.
(2)	Reflects the historical audited statement of operations of the Hyatt Regency Boston for the year ended December 31, 2009.
(3)	Reflects the historical audited statement of operations of the Hilton Checkers Los Angeles for the year ended December 31, 2009.
(4)	Reflects the historical audited statement of operations of the Courtyard Anaheim at Disneyland Resort for the year ended December 31, 2009.
(5)	Reflects the historical audited statement of operations of the Boston Marriott Newton for period from January 3, 2009 through December 31, 2009.
(6)	Reflects the historical audited statement of operations of the Le Meridien San Francisco for the year ended December 31, 2009.
(7)

Reflects the interest expense, including amortization of deferred financing costs, associated with the acquisition-related borrowings of $45 million under the Company’s revolving credit facility and $60 million under the Company’s term loan.

(8)

Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.

(9)

Reflects adjustment to amortization of intangible asset expense based on the Company’s cost basis in the acquired long-term air rights contract associated with the Hyatt Regency Boston and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.

(10)	Reflects adjustment to record full year share-based compensation expense for the Company’s board of trustees and executives with management contracts.
(11)

Reflects adjustment to remove historical transaction costs incurred with the previous sale of the Boston Marriott Newton on July 16, 2009 and to record transaction costs incurred to acquire the Company’s five hotel properties.

(12)

Reflects adjustment to record full year corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company.

(13)	Reflects removal of historical interest income associated with a note receivable not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles.
(14)

Reflects removal of historical interest expense associated with debt not assumed in conjunction with the acquisitions of the Hilton Checkers Los Angeles, Courtyard Anaheim at Disneyland Resort, Boston Marriott Newton, and Le Meridien San Francisco.

(15)	Reflects removal of historical gain on hotel acquisition associated with the previous sale of the Boston Marriott Newton on July 16, 2009.
(16)	Reflects removal of historical gain on derivatives associated with an interest rate swap contract not assumed in conjunction with the acquisition of the Courtyard Anaheim at Disneyland Resort.
(17)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary as if all acquisitions had occurred on January 1, 2009.
(18)	Reflects number of common shares issued and outstanding as if the Company’s IPO, private placements, and secondary offering transactions had occurred on January 1, 2009.